Exhibit 2

Digitally signed by Advance Performance Exponents Inc. Date: 2025.12.19 14:18:07 -05:00 Reason: Apex Certified Location: Apex

FSD2025-0359	Page 1 of 3	2025-12-19

IN THE GRAND COURT OF THE CAYMAN ISLANDS

FINANCIAL SERVICES DIVISION

FSD CAUSE NO: 359 of 2025 (NSJ)

IN THE MATTER OF SCULLY ROYALTY LTD.

BETWEEN:

MILFAM LLC

PLAINTIFF

V

SCULLY ROYALTY LTD.

DEFENDANT

ORDER

UPON the Originating Summons dated 10 December 2025 (the “Originating Summons”)

UPON reading the First Affidavit of Skyler Wichers sworn on 10 December 2025, the First Affidavit of Samuel Morrow signed but unsworn on 18 December 2025, the First Affirmation of Rod Talaifar affirmed on 17 December 2025, and the Second Affidavit of Skyler Wichers sworn on 18 December 2025, and their respective exhibits

FSD2025-0359	2025-12-19

FSD2025-0359	Page 2 of 3	2025-12-19

AND UPON heading Leading Counsel for the Plaintiff and the Defendant respectively in Chambers on 19 December 2025

IT IS HEREBY DECLARED THAT:

1.	The Plaintiffs Notice of Director Nomination dated 25 November 2025 and served on the Defendant on equal date was validly delivered within the time period set out in, and in compliance with, the requirements as to timing contained in Article 20.2 of the Amended and Restated Memorandum and Articles of Association of the Defendant adopted by special resolution dated 12 July 2017.

IT IS HEREBY ORDERED THAT:

1.	The Defendant shall pay the Plaintiffs costs of and occasioned by the Originating Summons, to be taxed on the standard basis if not agreed.

2.	Liberty to apply upon one business day’s notice.

DATED the 19th day of December 2025

FILED the 19th day of December 2025

THE HONOURABLE JUSTICE SEGAL
JUDGE OF THE GRAND COURT

THIS ORDER is filed by Walkers (Cayman) LLP, attorneys-at-law for the Plaintiff, whose address for service is 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

FSD2025-0359	2025-12-19

FSD2025-0359	Page 3 of 3	2025-12-19

Agreed as to form and content.

/s/ Walkers (Cayman) LLP	/s/ AMRL (Cayman) Limited
Walkers (Cayman) LLP	AMRL (Cayman) Limited
Attorneys-at-law for the Plaintiff	Attorneys-at-law for the Defendant

FSD2025-0359	2025-12-19